UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           --------------------------

                           Date of Report August 31 2004
                           --------------------------



                             MARCONI CORPORATION PLC

             (Exact name of registrant as specified in its charter)

                           --------------------------



      England and Wales                 33-12430                    xxx
 ----------------------------   ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


       New Century Park, PO Box 53,
       Coventry, CV3 1HJ

       ----------------------------------------          ----------
       (Address of principal executive offices)          (Zip Code)


               Registrant's telephone number, including area code:


               ---------------------------------------------------
          (Former name or former address, if changed since last report)



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Item No. 8.01     Press release dated 31 August 2004 - Re Contract

                                             Press & Industry Analyst enquiries:
         Skip MacAskill tel: +44 2476 56 3705; email: skip.macaskill@marconi.com


                                                             Investor enquiries:
          Heather Green tel: + 44 207 306 1735; email: heather.green@marconi.com



              MARCONI SIGNS MUTUAL DISTRIBUTION AGREEMENT WITH ZTE


 Agreement will focus on Marconi's SDH digital microwave radio system and CWDM platforms from ZTE

London - 31 August 2004 - Marconi Corporation plc (London: MONI and NASDAQ:
MRCIY) today announced it has signed a Mutual Distribution Agreement (MDA) with ZTE Corporation that allows either company to distribute specified products from the other. The one-year agreement will initially focus on the SDH-based Marconi Digital Radio System (MDRS) and ZTE's Coarse Wave Division Multiplexing (CWDM) equipment, and other products could be added to the scope of the deal in the future.

The agreement is beneficial for both companies. For Marconi, it helps the company deliver on its stated strategy of developing new routes to market in key regions and segments. It also allows Marconi to enhance its product portfolio by providing access to complementary equipment and capabilities as well as more aggressively position and expand its highly regarded SDH radio platform into new markets and opportunities.

"The agreement with ZTE has a number of positive aspects for us," said Geoff Doy, CEO of Sales & Marketing at Marconi. "It allows us to tap into new markets by leveraging ZTE's local presence and distribution models and gives us access to complementary CWDM technology. It's a great example of how competitors can partner strategically in selected opportunities to deliver needed functionality to customers and help enable their multiservice next-generation networks."

For ZTE, it gains access to a proven SDH radio platform from Marconi that can be used in backbone and mobile backhaul projects as well as a route to market in Europe for its new CWDM platform.

"Access to Marconi's established markets in Europe for our CWDM products will be a big benefit, and its expertise in SDH radio will strengthen our bid position in the tender process," said Mr. Shi Lirong, senior vice president of sales and marketing at ZTE. "Remaining competitive in today's industry is a constant challenge, but agreements such as this help us maintain an edge in key product segments and expand our reach beyond our traditional markets."

ENDS/...

Notes to editors

About MDRS

MDRS is a point-to-point wireless system for both long-haul and short-haul access, feeder and backhaul applications operating over a frequency range of 4 to 13GHz (long haul) and 7.5 to 38 GHz (short haul). A key application of MDRS is the provision of high-capacity radio links in areas where fibre is impractical for reasons such as time to deploy, physical and/or legal restrictions.

Due to its outstanding reliability and availability, even under adverse conditions, MDRS delivers a transmission quality that is equal to fibre whether it is for long haul trunk connections in under served areas, for dense metro networks or cellular mobile backhaul applications.

Transmission capacities range from single or multiple E1 to multiple STM-1 and STM-4 over one antenna. Full modularity of the individual system solutions enables pay as you grow strategies by incrementally increasing transmission capacities as the demand grows. Mixed SDH/PDH and Ethernet operation is possible using either compact multiservice multiplexers or direct embedded interfaces. Different selectable modulation schemes (up to 128 QAM with cross polarisation canceller) guarantee to establish an optimum compromise between spectrum efficiency and link range.

The MDRS product range is complemented by Marconi's own antenna portfolio that includes unique high-performance designs that contribute substantially to system quality, effectiveness and competitiveness.

About ZTE Corporation
ZTE Corporation is China's leading telecommunications equipment manufacturer and network solutions provider. The company provides cutting-edge technologies and customer-oriented total solutions combining evolution, development and innovation to meet various operators' needs in global markets. The company develops and manufactures telecommunications equipment for fixed, mobile, data and optical networks, intelligent networks and next generation networks. Over 10% of ZTE's annual revenue is dedicated to R&D, aimed at enhancing product quality, reducing cost, achieving higher sales and thus increasing return on investment.

ZTE has been listed on the Shenzhen Stock Exchange since 1997. With 25.2billion RMB (3.46billion USD) in contracted revenue in 2003, ZTE continues its rapid growth and development in 2004. Additional information about ZTE Corporation can be found at www.zte.com.cn.

About Marconi Corporation plc
Marconi Corporation plc is a global telecommunications equipment, services and solutions company. The company's core business is the provision of innovative and reliable optical networks, broadband routing and switching and broadband access technologies and services. The company's customer base includes many of the world's largest telecommunications operators.

The company is listed on the London Stock Exchange under the symbol MONI and on NASDAQ under the ticker MRCIY. Additional information about Marconi Corporation can be found at www.marconi.com.

Copyright (c) 2004 Marconi Corporation plc. All rights reserved. All brands or product names are trademarks of their respective holders.

This press release contains forward-looking statements with respect to products, partners, customers, future growth and other matters. Please refer to the Form 10-K report filed by Marconi Corporation plc with the United States Securities and Exchange Commission for a discussion of risks that could cause actual results to differ materially from such statements.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MARCONI CORPORATION PLC



                                       By:     ____M Skelly____

                                       Name:   M Skelly
                                       Title:  Company Secretary


Date: August 31 2004